Exhibit 10.11

Loan Agreement

This Loan Agreement (hereinafter referred to as the “Agreement”) is entered into on May 27, 2022 by and between the following parties:

1.	Wang, Chun-Kai (hereinafter referred to as the “Lender”); and

2.	OBOOK Inc. (hereinafter referred to as the “Borrower”).

In consideration of the Borrower’s operational needs, the Lender agrees to provide a loan to the Borrower. To safeguard the rights and interests of both parties, the parties hereby agree to the following terms and conditions:

Article 1 - Loan Principal

The Lender agrees to provide the Borrower with a total loan amount of NTD 34,000,000 (within the approved limit) (hereinafter referred to as the “Loan Principal”).

Article 2 - Loan Term

1.

The term of this Loan Agreement shall commence on May 27, 2022, and shall expire on May 27, 2023. The Borrower may prepay the Loan Principal at any time, upon which this Agreement shall automatically terminate.

2.

If neither party provides written notice of non-renewal at least 30 days prior to the expiration of the loan term, the loan term shall automatically be extended for one year. The same shall apply thereafter.

Article 3 - Loan Interest

The Lender and the Borrower agree that the loan under this Agreement shall bear an interest rate of 0%.

Article 4 - Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Republic of China (Taiwan). Any disputes arising out of or in connection with this Agreement shall be submitted to the Taipei District Court of Taiwan as the court of first instance.

Article 5 - Copies of the Agreement

This Agreement is executed in two (2) original copies, with each party holding one (1) original copy, both of which shall have equal legal effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Lender: Wang, Chun-Kai (Sign)

Borrower: OBOOK Inc. (Sign)

Representative: Wang, Chun-Kai

Address: 3F, No. 213, Section 3, Beixin Road, Xindian District, New Taipei City